                                  [LETTERHEAD]


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                                 LAREDO DIVISION

IN RE:                          )
                                )
MICHAEL PETROLEUM               )
CORPORATION,                    )     CASE NO. 99-50569-11
MICHAEL PETROLEUM               )
ALPHA CORPORATION,              )     CASE NO. 99-50570-11
MICHAEL HOLDINGS, INC.,         )     CASE NO. 99-50571-11
                                )
         DEBTORS                )     Jointly Administered under No.99-50569

                  --------------------------------------------

    DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS'
         SECOND AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 12, 2000

--------------------------------------------------------------------------------

THIS FIRST MODIFICATION HAS BEEN PREPARED PURSUANT TO 11 U.S.C. SECTION 1127(a) BY MICHAEL PETROLEUM CORPORATION ("MPC"), MICHAEL PETROLEUM ALPHA CORPORATION ("MPA"), AND MICHAEL HOLDINGS, INC. ("MHI") (TOGETHER, THE "DEBTORS" AND EACH INDIVIDUALLY A "DEBTOR") AS DEBTORS AND DEBTORS-IN-POSSESSION, AND DESCRIBES CERTAIN PRECONFIRMATION IMMATERIAL MODIFICATIONS TO THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 12, 2000 (THE "PLAN"). ANY TERM USED IN THIS FIRST MODIFICATION THAT IS NOT DEFINED HEREIN HAS THE MEANING ASCRIBED TO THAT TERM IN THE PLAN.

        1. This First Modification is filed by the Debtors in order to (a) specifically provide for treatment, within Class 3, of four previously, inadvertently omitted secured creditors (with the treatment of these four secured creditors being "unimpaired" as contemplated in section 1124 of the Bankruptcy Code);


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 12, 2000                  Page 1

(b) clarify any possible ambiguity with regard to the unimpaired treatment of the Class 3 Claims of the Mineral Contractors and Mineral Subcontractors and with regard to the impaired treatment of Class 6C under the Plan; and (c) make certain immaterial technical corrections to Section 1.27 and Section 7.02(h) of the Plan.

         2. The Debtors began solicitation of the Plan on June 19, 2000 pursuant to the Order (i) Approving Disclosure Statement; (ii) Setting Date for Confirmation Hearing and Fixing Deadlines for Voting on and Objecting to the Plan; and (iii) Establishing and Approving Procedures Relating to the Solicitation of Acceptances and Rejections of the Plan (the "Disclosure Statement Order") entered June 15, 2000.

        3. Pursuant to the Disclosure Statement Order, Class 3 (among others) is unimpaired. Therefore, none of the Holders of Claims in such Class is entitled to vote on the Debtors' Plan. Class 6C is impaired, but Holders of Claims and Interests will receive a distribution of Reorganized MPC Common Stock under the Plan which WILL NOT impact the recovery of Unsecured Creditors as this stock comes solely out of EnCap's ownership interest in Reorganized MPC.

         4. The Plan is set for confirmation on July 27, 2000 at 9:30 a.m. The last day for Holders of Claim or Interests that are entitled to vote on the Plan to submit Ballots is July 21, 2000.

         5. Under the Plan, Class 3 was described as follows in Section 3.03 of the Plan:

         CLASS 3 - ALLOWED SECURED CLAIMS OF MINERAL CONTRACTORS AND MINERAL SUBCONTRACTORS. Class 3 consists of the Allowed Secured Claims of Mineral Contractors and Mineral Subcontractors against MPC. Class 3 is not impaired.

         6. The treatment of Holders of Claims in Class 3 under the Plan was set forth in in Section 4.03,

which provided as follows:

         CLASS 3 - ALLOWED SECURED CLAIMS OF MINERAL CONTRACTORS AND MINERAL SUBCONTRACTORS. Each Mineral Contractor and Mineral Subcontractor with a valid and properly perfected pre-


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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         petition lien on any Assets of the Debtors shall be paid in full in
         Cash the Allowed Amount of its Secured Claim in full satisfaction and discharge of its lien on the Effective Date (or as soon thereafter as is practicable). The Allowed Amount of such Mineral Contractor or Mineral Subcontractor's Secured Claim shall be determined by the value of the Assets of the Debtors to which such lien attaches. To the extent the amount of any Mineral Contractor or Mineral Subcontractor's Claim exceeds the value of the Assets to which such lien attaches, such Mineral Contractor or Mineral Subcontractor will have a Class 4 or Class 5 Claim, as applicable or elected, for the amount of the deficiency. Any Mineral Contractor or Mineral Subcontractor that does not hold a valid and properly perfected pre-petition lien on any Assets of the Debtors will be treated as a Class 4 or 5 Creditor, as applicable or elected.

        7. The treatment of Holders of Claims and Interests in Class 6 under the Plan was set forth in in Section 4.06 as follows:

         CLASS 6 - ALLOWED INTERESTS AND ALLOWED CLAIMS, IF ANY, RELATING THERETO. The MPC, MPA and MHI Common Stock shall be canceled, extinguished, and of no further force and effect as of the Effective Date (or as soon thereafter as is practicable). The Holders of Allowed Interests and Claims in Classes 6A and 6B will not receive any distribution on account of their Allowed Interests or Claims. If Classes 4 and 5 vote to accept the Plan, the Holders of Allowed Interests and Claims in Class 6C will receive 4.386% of the shares of Reorganized MPC Common Stock which are issued on the Effective Date. The shares of Reorganized MPC Common Stock to be distributed to the Class 6C Interest Holders will only come from that portion of the Private Equity Issue which would otherwise be distributed to MPAC, and NOT from that portion of the Private Equity Issue to be distributed to any Electing Class 4 Creditor. If Classes 4 and/or 5 vote to reject the Plan, the Holders of Allowed Interests and Claims in Class 6C will not receive any distribution.

        8. Section 1127(a) of the Bankruptcy Code provides that a "proponent of a plan may modify such plan at any time before confirmation, but may not modify such plan so that the plan as modified fails to meet the requirements of section 1122 and 1123" of the Bankruptcy Code. Section 1127(a) further provides that "[a]fter the proponent of a plan files a modification of such plan with the court, the plan as modified becomes the plan."

         9. Additionally, Fed. R. Bankr. P. 3019 provides that, in a chapter 11 case, after a plan has been accepted and before its confirmation, the proponent of a plan may file a modification of the plan, if the court finds, after notice and hearing, that the proposed modification does not adversely change the treatment of the claim of any creditor who has not accepted the modification in writing.


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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         10. INADVERTENTLY OMITTED SECURED CREDITORS. Since the filing of the
Plan, the Debtors have determined that the Debtors have a few secured creditors, other than Christiana Bank, who are not Mineral Contractors or Mineral Subcontractors and therefore, are not included in Class 3 as currently defined. These secured creditors are:


SECURED CREDITOR                                                      COLLATERAL                 AMOUNT OWED
---------------------------------------------------------------------------------------------------------------
Frost National Bank ("Frost")                                           truck                       $4,703
General Motors Acceptance Corp. ("GMAC")                                suburban                 $5,281.41
Primus Automotive d/b/a Jaguar Credit Corp. ("Primus")                  auto                    $18,417.73
Lanier Worldwide ("Lanier")                                             copier                      $5,367


Frost, GMAC, Primus and Lanier will be referred to herein as the "Other Secured Creditors." The Debtors were not in default to the Other Secured Creditors prior to the Petition Date, and have continued to pay them in the ordinary course in accordance with the terms of the contracts between the Debtors and the Other Secured Creditors during the chapter 11 Case. After confirmation, Reorganized MPC intends to continue to pay the Other Secured Creditors in the ordinary course in accordance with the terms of their contracts.

       11. The Other Secured Creditors have received notice of the Debtors' Case. Although the Other Secured Creditors are not impaired under the Debtors' Plan, it is technically necessary to create a separate Class for each of the Other Secured Creditors so that their treatment under the Plan can be disclosed and they can be so informed. Therefore, pursuant to Section 1127(a) of the Bankruptcy Code, the following sections of the Plan are hereby modified as follows (changes are highlighted in gray):

         3. 03    CLASS 3 - ALLOWED CLAIMS OF CREDITORS WITH SECURED CLAIMS.

                  (a) CLASS 3A: ALLOWED SECURED CLAIMS OF MINERAL CONTRACTORS AND MINERAL SUBCONTRACTORS. Class 3A consists of the Allowed Secured Claims of Mineral Contractors and Mineral Subcontractors against MPC. Class 3A is not impaired.

                  (b) CLASSES 3B(1)-(4): ALLOWED SECURED CLAIMS OF OTHER SECURED CREDITORS. Classes 3B(1)-(4) consist of the Allowed Claim of the identified Creditor with a Secured Claim, other than Christiania, Mineral Contractors and Mineral Subcontractors. Classes 3B(1)-


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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                           (4) are not impaired. Each Other Secured Creditor
                           shall be deemed to be in its own Class as follows:

                                    Class 3B(1): Frost
                                    Class 3B(2): GMAC
                                    Class 3B(3): Primus
                                    Class 3B(4): Lanier


         4.03     CLASS 3 - ALLOWED CLAIMS OF CREDITORS WITH SECURED CLAIMS.

                  (a) CLASS 3A: ALLOWED SECURED CLAIMS OF MINERAL CONTRACTORS AND MINERAL SUBCONTRACTORS. Each Mineral Contractor and Mineral Subcontractor with a valid and properly perfected lien on any Assets of the Debtors for labor or services provided pre-petition in connection with Mineral Activities shall be paid in full in Cash the Allowed Amount of its Secured Claim in full satisfaction and discharge of its lien on the Effective Date (or as soon thereafter as is practicable). The Allowed Amount of such Mineral Contractor or Mineral Subcontractor=s Secured Claim shall be determined by the value of the Assets of the Debtors to which such lien attaches. To the extent the amount of any Mineral Contractor or Mineral Subcontractor=s Claim exceeds the value of the Assets to which such lien attaches, such Mineral Contractor or Mineral Subcontractor will have a Class 4 or Class 5 Claim, as applicable or elected, for the amount of the deficiency. Any Mineral Contractor or Mineral Subcontractor that does not hold a valid and properly perfected lien on any Assets of the Debtors for labor or services provided pre-petition in connection with Mineral Activities will be treated as a Class 4 or 5 Creditor, as applicable or elected.


                  (b) CLASSES 3B(1)-(4): ALLOWED SECURED CLAIMS OF OTHER SECURED CREDITORS. Any Holder of an Allowed Secured Claim in Classes 3B(1)-(4) will continue to receive payments in the ordinary course under and in accordance with the terms of the applicable contract or agreement between the Debtors and the Holder of the Allowed Secured Claim in such Class. The Plan leaves unaltered the legal, equitable and contractual rights to which the Holder of each Secured Claim in Classes 3B(1)-(4) is entitled. To the extent the contract or agreement between the Holder of a Secured Claim in Classes 3B(1)- (4) and the Debtors could be considered a lease or executory contract, such lease or executory contract is hereby deemed assumed by Reorganized MPC. The lien of any Holder of an Allowed Secured Claim in Classes 3B(1)-(4) will be retained until such time as the Allowed Secured Claim is paid in full.


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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         12. CLARIFICATION WITH REGARD TO CLAIMS OF CLASS 3A MINERAL
CONTRACTORS AND SUBCONTRACTORS. Note that, in addition, to creating separate sub-Classes (Classes 3B(1)-(4)) for each of the previously omitted Other Secured Creditors so that their treatment under the Plan can be disclosed and they can be so informed, this First Modification also makes slight changes to
Section 4.03 of the Plan to clarify any ambiguity with regard to the Claims of Mineral Contractors and Mineral Subcontractors (now in Class 3A, formerly Class 3). The treatment of creditors in Class 3A (former Class 3) is unchanged. The change made in Section 4.03 does not change any treatment of the liens of Mineral Contractors and Mineral Subcontractors, but merely clarifies, in recognition of applicable Texas law, that a lien for services and materials provided PRE-PETITION could have been perfected POST-PETITION.

         13. CLARIFICATION WITH REGARD TO CLASS 6C INTERESTS. Additionally, in order to correct any possible ambiguity in the treatment of Holders of Claims and Interests in Class 6C set forth in Section 4.06, and to take into account the changes made in the Plan by the Supplemental Disclosure Statement approved by the Court by order entered on June 30, 2000, Section 4.06 is modified as follows:

                  CLASS 6 - ALLOWED INTERESTS AND ALLOWED CLAIMS, IF ANY, RELATING THERETO. The MPC, MPA and MHI Common Stock shall be canceled, extinguished, and of no further force and effect as of the Effective Date (or as soon thereafter as is practicable). The Holders of Allowed Interests and Claims in Classes 6A and 6B will not receive any distribution on account of their Allowed Interests or Claims. Holders of Allowed Interests and Claims in Class 6C will receive 4.386% of the shares of Reorganized MPC Common Stock which are issued on the Effective Date, except that no Holder of any options or warrants with the right to acquire MHI Common Stock shall share in this Class 6C distribution, simply by virtue of the Holder's mere ownership of such options and warrants, unless such Holder has exercised its options or warrants, in accordance with their respective contractual terms, prior to the Effective Date.d the shares of Reorganized MPC Common Stock to be distributed to the Class 6C Interest Holders will only come from that portion of the Private Equity Issue which would otherwise be distributed to MPAC, and NOT from that portion of the Private Equity Issue to be distributed to any Electing Class 4 Creditor.


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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         14. The change made in Section 4.06 does not alter the existing rights of the Holders of any Claims and Interests in Class 6C with unexercised stock options and warrants.

         15. IMMATERIAL, TECHNICAL CORRECTIONS. Finally, two immaterial technical corrections are needed with regard to one defined term in the Plan and one "condition to Effective Date." Section 1.27 of the Plan sets forth a definition for the "Credit Facility" that will be entered into by the Reorganized MPC as of the Effective Date. Among other things, Section 1.27 specifies the "New Lenders" on such facility. Section 1.27 needs to be modified because (a) one of the New Lenders was inadvertently omitted; (b) another one of the New Lenders has changed its name; and (c) the full name of one of the New Lenders was not utilized. Accordingly, Section 1.27 of the Plan shall be modified as follows:

         1.27 CREDIT FACILITY means the $55 million Senior Secured Reducing Revolver Credit Facility to be entered into by Reorganized MPC with BNP Paribas, Bank One, Texas, N.A., Union Bank of California and Bank of Scotland (collectively, the "New Lenders") on the Effective Date.

         16. Also, Section 4.02(h) needs to be modified since it provides that it is a "Condition to the Effective Date" that the "Closing shall occur before July 31, 2000." This date is no longer achievable since, among other reasons, the Confirmation Hearing is scheduled for July 27, 2000.
Accordingly, Section 4.02(h) shall be modified as follows:

                  4.02(h)   The Closing shall have occurred.

         This technical change to Section 4.02(h) is not material since: (a) this Condition that the Closing occur before July 31, 2000 was also waivable (see Section 4.03); and (b) the Closing will still occur within fifteen days of the Confirmation Date pursuant to Section 1.35 of the Plan.

         17. The Plan modifications set forth above comply with the requirements of Sections 1122 and 1123 of the Bankruptcy Code. The classification of Holders of Secured Claims who are Mineral Contractors and Mineral Subcontractors in Class 3A and other Holders of Other Secured Claims in Classes 3B(1)-(4) satisfies the "substantially similar" requirement of
Section 1122. Additionally, the Plan modifications set

DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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forth above satisfy the requirements of Section 1123 of the Bankruptcy Code by providing treatment of an unintentionally omitted class of creditors (now Classes 3B(1)-(4)) and specifying that such Classes are unimpaired.

         18. The modification to Class 6C does not alter the treatment of Class 6C, but merely corrects a possible ambiguity and conforms Section 4.06 with the Supplemental Disclosure Statement, the definition of "Interest" set forth in Section 1.44 of the Plan, the definition of MHI Common Stock set forth in Section 1.53 of the Plan, and the definition of Holders of Claims and Interests in Class 6C set forth in Section 3.06 of the Plan.

       19. Furthermore, the Plan modifications set forth above comply with Fed. R. Bankr. P. 3019 in that the proposed modification does not adversely change the treatment of the claim of any creditor who has not accepted the modification in writing, such written acceptance being unnecessary in that such class is unimpaired. The treatment of creditors in Class 3A (former Class 3) is unchanged. The change made in Section 4.03 does not change any treatment of the liens of Mineral Contractors and Mineral Subcontractors, but merely clarifies, in recognition of applicable Texas law, that a lien for services and materials provided pre- petition could have been perfected post-petition. The change made in Section 4.06 does not alter the existing rights of the Holders of any Claims and Interests in Class 6C with unexercised stock options and warrants.

       20. The Plan modifications set forth above are immaterial and do not change in any way the amount, timing or certainty of any of the consideration or value that is going to the creditors in such classes as modified.


DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 12, 2000                  Page 8
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         RESPECTFULLY SUBMITTED THIS 18TH DAY OF JULY, 2000.

                                            MICHAEL PETROLEUM ALPHA CORPORATION
                                            MICHAEL PETROLEUM CORPORATION
                                            MICHAEL HOLDINGS, INC.


                                            By:      /s/ Glenn D. Hart
                                                     ---------------------------
                                                     Glenn D. Hart
                                                     Chief Executive Officer


















DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 12, 2000                  Page 9

                             CERTIFICATE OF SERVICE

         I, Stacey Jernigan, hereby certify that on the 20th day of July, 2000, I caused a copy of the Debtors' First Modification Under 11 U.S.C.
Section 1127(a) of Debtors' Second Amended Joint Plan of Reorganization Dated June 12, 2000 to be served on the individuals listed on the attached service lists via First Class U.S. Mail, postage prepaid, which service lists collectively include: (a) the Master Service List in this case; (b) the list of Class 3A Secured Mineral Contractors and Subcontractors and their known counsel; (c) the list of Class 3B(1)-(4) "Other Secured Creditors"; and (d) the holders of Class 6C Interests and Claims.


                                                    /s/ Stacey Jernigan
                                                    ----------------------------
                                                    Stacey Jernigan, Esq.
                                                    Texas State Bar No. 10652200
                                                    Haynes and Boone, LLP














DEBTORS' FIRST MODIFICATION UNDER 11 U.S.C. SECTION 1127(a) OF DEBTORS' SECOND
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